GUARANTY AGREEMENT

This GUARANTY AGREEMENT is made as of the 9th day of February, 2010, by Call Compliance Inc., a New York corporation, and ExecuService Corp., a Virginia corporation (each a "Guarantor" and collectively the "Guarantors"), to and in favor of Agile Opportunity Fund, LLC, a Delaware limited liability company ("Lender").

WITNESSETH:

Lender has entered into an Amended and Restated Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") with Compliance Systems Corporation, a Nevada corporation ("Parent"), pursuant to which Parent shall issue to Lender a Secured Convertible Debenture in the principal amount of $1,765,000 (as modified, amended and/or restated from time to time the "Debenture").

NOW, THEREFORE, in order to induce Lender to consummate the transactions contemplated by the Securities Purchase Agreement with Parent and to acquire the Debenture thereunder and as a condition thereto, Guarantors hereby agree as follows:

1.           Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantee to Lender the due and punctual payment in full of all obligations of Parent under the Debenture and the other documents executed in connection therewith as a primary obligor and not a surety.  The obligations and liabilities of Parent under the Debenture and the other documents executed in connection therewith are collectively referred to as the "Obligations."   This Guaranty is secured by a Guarantor Security Agreement by each Guarantor in favor of Lender of even date herewith.

2.           This Guaranty is irrevocable, continuing, indivisible and unconditional and shall remain in full force and effect regardless of, and shall not be discharged, terminated, impaired or modified in any manner by reason of (a) any amendment, modification, extension or renewal of the Debenture; (b) the assertion or exercise by Lender, or the failure of Lender to assert or exercise, against Parent any of Lender’s rights under or interest in the Debenture or any other security instruments entered into in connection with the Securities Purchase Agreement; (c) the existence or continuance, or discontinuance, of Parent as a legal entity; (d) the bankruptcy, insolvency, receivership or reorganization of Parent, or the making by Parent of an assignment for the benefit of creditors; or (e) the acceptance, alteration, release or substitution by Lender of any security for the Obligations, whether provided by Parent, Guarantor or any other person.  This Guaranty is and shall be a direct and primary obligation of each Guarantor, and may be enforced by the Lender without prior resort to Parent or the exhaustion of any rights or remedies that Lender may have against Parent.

3.           Each Guarantor hereby expressly waives the following: (a) acceptance and notice of acceptance of this Guaranty by Lender; (b) notice of extension of time of the payment, performance and compliance with, or the renewal or alteration of the terms and conditions of, any Obligations; (c) notice of any demand for payment, notice of default or nonpayment as to any Obligations; and (d) all other notices to which such Guarantor might otherwise be entitled in connection with the Guaranty or the Obligations.

4.           All remedies of Lender by reason of or under this Guaranty are separate and cumulative remedies, and it is agreed that no one of such remedies shall be deemed in exclusion of any other remedies available to Lender.

5.           Each Guarantor represents and warrants that such Guarantor has full power and authority to execute, deliver and perform this Guaranty, and this Guaranty has been duly authorized by all necessary company actions, as applicable, on behalf of such Guarantor, and that neither the execution, delivery nor performance of this Guaranty will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any agreement or other instrument to which such Guarantor is a party or by which such Guarantor may be bound, or will result in the creation or imposition of any lien, claim or encumbrance upon any property of such Guarantor.

6.           This Guaranty may not be changed or terminated orally.  No modification or waiver of any provision of this Guaranty shall be effective unless such modification or waiver shall be in writing and signed by Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.  No course of dealing between Guarantors and Lender in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

7.           This Guaranty shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to such jurisdiction's principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of New York.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in state courts located within Nassau County in the State of New York.  The Guarantors shall pay all of Lender’s reasonable fees and expenses (including legal fees) in connection with any enforcement of this Guaranty.

8.           This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.  The Guarantors may not assign this Guaranty or any obligations or liabilities hereunder without the prior written consent of the Lender.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Guarantors have executed this Guaranty Agreement as of the 9th day of February, 2010.

CALL COMPLIANCE, INC.

By:	/s/ Dean R. Garfinkel
Name: Dean R. Garfinkel
Title: President

EXECUSERVE CORP.

By:	/s/ James A. Robinson, Jr.
Name: James A. Robinson, Jr.
Title: President

[SIGNATURE PAGE TO GUARANTY AGREEMENT]